EXHIBIT 99.8
                                  ------------

                                                                October 31, 2005

RG America, Inc.
RG Restoration, Inc.
RG Risk Management, Inc.
RG Roofing, Inc.
1507 Capital Avenue, Ste. 101
Plano, Texas 75074
Attention: Chief Financial Officer

            Re:   Overadvance Side Letter

Dear Sir or Madame:

      Reference is hereby made to that certain Security Agreement, dated as of October 31, 2005 by and among RG America, Inc., a Nevada corporation ("RGMI") and such other subsidiaries of RGMI named in that certain Security Agreement or which hereafter become a party thereto (collectively, the "Company") and Laurus Master Fund, Ltd. ("Laurus") (as amended, modified and/or supplemented from time to time, the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof (the "Overadvance"). The Overadvance is equal to an aggregate principal amount of $250,000.

      In connection with making the Overadvance, for a period of 180 days from the date hereof (the "Period"), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement; provided that, notwithstanding anything to the contrary set forth in Section 5(b)(ii) of the Security Agreement, the additional rate of interest applicable to such Overadvance shall be at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus five percent (5%) (the "Overadvance Rate"). The Overadvance Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The additional interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on November 1, 2005 on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period (and on the date of expiration of the Period), whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.


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

      This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

      If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                                      LAURUS MASTER FUND, LTD.

                                                      By:
                                                         -----------------------
                                                      Name:  David Grin
                                                      Title: Director


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

      87.1 Agreed and accepted on the date hereof:

RG AMERICA, INC.

By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

RG RESTORATION, INC. (d/b/a The Restoration Group)

By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

RG RISK MANAGEMENT, INC. (d/b/a The Recovery Group)

By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

RG ROOFING, INC. (d/b/a The Roofing Group)

By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------


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